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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2003

CARLISLE COMPANIES INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9278 (Commission File Number)	31-1168055 (I.R.S. Employer Identification No.)
13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 704-501-1100

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure.

        See the attached press release reporting first quarter 2003 earnings of Carlisle Companies Incorporated (the "Company") hereby furnished under Item 12 (Results and Operations and Financial Condition).

        The press release reports the Company's free cash flow for both the first quarter 2003 and 2002. Management believes that this non-GAAP financial measure is useful to investors because free cash flow is used by the investing and lending community as a key measure of a company's ability to meet its debt payment obligations and to finance future growth of its business through acquisitions and capital investment.

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SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2003	CARLISLE COMPANIES INCORPORATED
	By:	/s/ KIRK F. VINCENT
Kirk F. Vincent Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99	Press release reporting first quarter 2003 earnings of Carlisle Companies Incorporated.

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INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURES
EXHIBIT INDEX